UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2025

BLUM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-56626	93-3735199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11516 Downey Ave., Downey, California	90241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 909-5564

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 17, 2025, Matthew Barron resigned from the Board of Directors of Blum Holdings, Inc. (the "Company"). Mr. Barron was a member of the Audit Committee of the Company. The resignation was not in connection with any disagreement with the Company about its operations, policies, or practices.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUM HOLDINGS, INC.

Date: November 20, 2025	By:	/s/ Sabas Carrillo
Sabas Carrillo
Chief Executive Officer

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